UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 27, 2008
Date of Report (Date of earliest event reported)

EXPLORATION DRILLING INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-50459	98-0396733
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

Mendelstrasse 11, Technologiehof,
D-48149, Muenster, Germany
(Address of principal executive offices)		(Zip Code)

0049-2364-604428
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 3 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

On October 27, 2008, Exploration Drilling International Inc. (the “Company”) completed a private placement to one investor of 3,000,000 units at a price of EUR 0.05 per unit for total proceeds of EUR 150,000. Each unit is comprised of one share of the Company’s common stock and one share purchase warrant. Each share purchase warrant entitles the holder to purchase one additional share of the Company’s common stock at a price of EUR 0.0625 per share for a period ending two (2) years from the date of issuance of the Units. This private placement was completed pursuant to the provisions of Regulation S promulgated under the Securities Act of 1933. The Company did not engage in a distribution of this offering in the United States. The investor represented that it was not a US person as defined in Regulation S and that it was not acquiring the units for the account or benefit of a US person.

SECTION 8 – OTHER EVENTS

ITEM 8.01 OTHER EVENTS

On October 27, 2008, the Company granted options under the Company’s 2008 Stock Option Plan to acquire an aggregate of 450,000 shares of the Company’s common stock to various consultants and employees of the Company. The options are exercisable at a price of $0.11 per share. 225,000 of the options granted may be exercised immediately and expire October 31, 2013. The remaining 225,000 options granted vest on November 1, 2008 and expire October 31, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPLORATION DRILLING INTERNATIONAL INC.

Date: October 30, 2008
	By:	/s/ Guenter Thiemann

GUENTER THIEMANN
Chief Financial Officer